Back to Form 8-K
Exhibit 99.1

CONTACTS:
Investor relations:	Media relations:
Gregg Haddad	Denise Malecki
813-206-3916	813-206-2747
gregg.haddad@wellcare.com	denise.malecki@wellcare.com

WellCare Selected To Provide Medicaid Services
In Seven of Eleven Florida Regions

Tampa, Fla. (Sept. 24, 2013) - WellCare Health Plans, Inc. (NYSE: WCG) today announced that its Staywell Health Plan has been recommended for contract awards by the Florida Agency for Health Care Administration (AHCA) to provide managed care services to Medicaid recipients in seven of the state's 11 regions as part of the state's Managed Medical Assistance (MMA) program.

This award will give WellCare the opportunity to serve Floridians eligible to participate in the MMA program who live in Regions 2, 3, 5, 6, 7, 8 and 11. These regions include the Tallahassee, Tampa, St. Petersburg, Orlando and Miami metropolitan areas. Approximately 2.2 million Medicaid beneficiaries are expected to enroll in the Florida MMA program in the regions WellCare was recommended to serve.

“WellCare is pleased to continue its strong, long-standing partnership with the state of Florida to provide quality, cost-effective health care solutions to the neediest Floridians,” said Alec Cunningham, CEO of WellCare. “WellCare has served the Florida Medicaid program for more than 19 years, and we look forward to being part of this new and exciting model for helping the state's residents lead better, healthier lives.”

“We will be offering a new model of care that effectively coordinates benefits and enhances member services for the state's most vulnerable populations,” said David McNichols, state president, WellCare of Florida.

As of June 30, 2013, WellCare serves approximately 394,000 Medicaid members, 84,000 Florida Healthy Kids members, 79,000 Medicare Advantage plan members and 39,000 Medicare Prescription Drug Plan members in Florida.

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services targeted to government-sponsored health care programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Fla., WellCare offers a variety of health plans for families, children, and the aged, blind, and disabled, as well as prescription drug plans. The company serves approximately 2.8 million members nationwide as of June 30, 2013. For more information about WellCare, please visit the company's website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions are forward-looking statements. The company's statements regarding the anticipated number of members participating in the Florida MMA program, the new model of care and the anticipated start date of the program are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare's actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, future changes in health care law, WellCare's ability to effectively manage growth, WellCare's ability to build and maintain cost-effective contracts with providers, the demographic mix of members, and WellCare's progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth.

Additional information concerning these and other important risks and uncertainties can be found under the captions "Forward-Looking Statements" and "Risk Factors" in the company's Annual Report on Form 10-K for the year ended December 31, 2012, the company's Quarterly Report on Form 10-Q for the period ended June 30, 2013 and other subsequent filings by WellCare with the U.S. Securities and Exchange Commission, which contain discussions of WellCare's business and the various factors that may affect it. WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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